Exhibit 10.51

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED1

2005 EQUITY INCENTIVE PLAN

2006 SHARE OPTION AWARD AGREEMENT

You have been granted a non-qualified Option (the “Option”) on the following terms and subject to the provisions of Attachment A hereto and the Warner Chilcott Holdings Company, Limited2 2005 Equity Incentive Plan, as amended and restated (the “Plan”). Unless defined in this 2006 Share Option Award Agreement (including Attachment A, the “Agreement”), capitalized terms will have the meanings ascribed to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant:	[INSERT Full Name]

Total Number of Shares Underlying Option:	Class A ordinary shares, par value $.01, of the Company (“Option Shares”)

Exercise Price per Share:	$ per Share (the “Exercise Price”)

Grant Date:	,

Expiration Date:	, . Special early termination provisions apply to the Option in certain events (see Attachment A).

Vesting Schedule:	Ordinary vesting is 25% on each anniversary of the Grant Date. Special vesting provisions apply in certain events (see Attachment A).

[1]	Name to be amended in the event of a change in name.

[2]	Adjust for name change.

Attachment A

2006 SHARE OPTION AWARD AGREEMENT

TERMS AND CONDITIONS

Section 1 . Grant of Option.

(a) Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee on the Grant Date an option bearing the terms set forth on the cover page of this Agreement as more fully described herein. Any Option Shares acquired upon the exercise of this option are referred to herein as “Purchased Option Shares.” This option is intended to be a Nonstatutory Option.

(b) Plan and Defined Terms. This option is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement. Capitalized terms, unless defined in Section 8 or a prior section of this Agreement, shall have the meanings ascribed to them in the Plan.

Section 2 . Right to Exercise; Vesting.

This option may be exercised prior to its expiration to the extent it is vested with respect to any Option Shares in accordance with Section 3. Subject to Section 5(b), this option shall vest with respect to 25% of the Option Shares on each of the first, second, third and forth anniversary of the Grant Date (each a “Vesting Date”). Notwithstanding the vesting schedule in the immediately preceding sentence, if, prior to a Vesting Date, the Optionee’s employment with the Company or one of its Subsidiaries is terminated due to death or Disability (as defined in Optionee’s employment agreement), by the employer without Cause or by the Optionee for Good Reason (the date of such termination of employment, the “Termination Date”), then a portion of the 25% of the Option Shares which were otherwise due to vest on the next Vesting Date following such termination of employment shall vest on the Termination Date as follows:

(a) If the Termination Date is more than nine (9) months before the next Vesting Date, none of such Option Shares shall vest;

(b) If the Termination Date is more than six (6) months but no more than nine (9) months before the next Vesting Date, 25% of such Option Shares shall vest;

(c) If the Termination Date is more than three (3) months but no more than six (6) months before the next Vesting Date, 50% of such Option Shares shall vest; and

(d) If the Termination Date is three (3) months or less before the next Vesting Date, 75% of such Option Shares shall vest.

Section 3 . Exercise Procedures.

(a) Notice of Exercise. The Optionee may exercise this option prior to its expiration to the extent it is vested by giving written notice to the Company in the form attached hereto as Exhibit A (or such other form as may be prescribed by the Company from time to time, such form a “Notice of Exercise”) specifying the election to exercise this option, the number of vested Option Shares for which it is being exercised and the form of payment. The Notice of Exercise shall be signed by the Optionee. The Optionee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 4 for the full amount of the Purchase Price.

(b) Issuance of Shares. After receiving a properly completed and executed Notice of Exercise and, payment for the full amount of the Purchase Price as required by Section 3(a), the Company shall cause to be issued a certificate or certificates for the Purchased Option Shares, registered in the name of the Optionee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship), or shall otherwise cause the issuance or recordation of the Purchase Option Shares to be effected in accordance with appropriate issuance, transfer and depository procedures.

(c) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option, as a condition to the exercise of this option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

Section 4 . Payment for Shares.

(a) Cash or Check. In connection with an exercise of this option, all or part of the Purchase Price may be paid in cash or by check.

(b) Other Methods of Payment for Shares. At the sole discretion of the Board, all or any part of the Purchase Price and any applicable withholding requirements may be paid by any other method permissible at the time under the terms of the Plan.

Section 5 . Term and Expiration.

(a) Basic Term. Subject to earlier termination in accordance with this Agreement, this option shall expire at 5:00 p.m., Eastern Standard Time, on the date immediately preceding the tenth anniversary of the Grant Date.

(b) Change of Control. In connection with a Change of Control, any portion of this option not previously vested shall vest immediately prior to the consummation of such Change of Control. If, at the time of the Change of Control, the FMV of an Option Share does not exceed the Exercise Price, then this option shall immediately terminate in full and be of no further force or effect. If, at the time of the Change of Control, the FMV of an Option Share exceeds the Exercise Price, then the Board, in its sole discretion, may, in addition to any other action permitted pursuant to the terms of the Plan, (i) provide the Optionee a reasonable amount of time (in the Board’s sole discretion) to exercise this option and, if not exercised within such period, have this option terminate in full and be of no further force or effect, with respect to all Option Shares not previously purchased by the Optionee pursuant to an exercise of this option, or (ii) provide for the termination of this option in exchange for payment to the Optionee of the difference between (x) the FMV of all Option Shares not previously purchased by the Optionee and (y) the Purchase Price for such Option Shares.

(c) Termination of Service. The following shall apply upon termination of the Optionee’s Service:

(i) Cause. If the Optionee’s Service is terminated for Cause, then this option, whether or not vested, shall terminate in its entirety on the date of termination of the Optionee’s Service (the “Termination Date”) and be of no further force or effect, provided that this Agreement shall continue to apply to all Option Shares which, on the Termination Date, are Purchased Option Shares.

(ii) Other than Cause.

(A) Unvested. If the Optionee’s Service is terminated for any reason other than for Cause, then any portion of this option that is unvested shall terminate on the Termination Date and be of no further force or effect.

(B) Vested. If the Optionee’s Service is terminated for any reason other than for Cause, then any portion of this option that is vested but unexercised shall be exercisable by the Optionee with respect to the vested Option Shares at any time during the Termination Exercise Period by proper completion and execution of a Notice of Exercise pursuant to Section 3(a), payment of the Purchase Price and completion of all other exercise requirements under Section 3. Any vested but unexercised portion of this option remaining at the expiration of the Termination Exercise Period shall terminate in full and be of no further force or effect, provided that this Agreement shall continue to apply to all Option Shares which, at the end of such period, are Purchased Option Shares. The “Termination Exercise Period” means (1) with respect to any termination of Optionee’s Service for any reason other than for Cause, Optionee’s death or Optionee being Disabled, the period from the date of such termination to the date that is 60 Business Days after such termination, and (2) with respect to any termination of Optionee’s Service as a result of Optionee’s death or Optionee being Disabled, the period from the date of such termination to the date that is one year after such termination.

Section 6 . Adjustment of Option Terms.

In the event of a Recapitalization, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 13(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 13(b) of the Plan.

Section 7 . Miscellaneous Provisions.

(a) Rights as a Shareholder. The Optionee shall not have any rights as a shareholder with respect to any Option Shares until the Optionee purchases Option Shares in accordance with this Agreement. Except as expressly provided by the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of Purchased Option Shares and the delivery of any certificate or certificates for such shares.

(b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary thereof employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee’s Service at any time and for any reason, with or without Cause.

(c) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Warner Chilcott Holdings Company, Limited3

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Optionee, to the address that he most recently provided to the Company, or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation, mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(d) Entire Agreement. This Agreement and the Plan and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties

[3]	Adjust for name change.

hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(e) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Optionee, except that the Company may amend or modify this Agreement without the Optionee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(f) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Optionee.

(g) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Optionee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Optionee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(h) Governing Law, Venue. All issues concerning the relative rights of the Company and the Optionee with respect t o each other shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Waiver of Jury Trial. The Optionee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(j) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. All references in this Agreement to any “Section,” unless otherwise indicated, are to the corresponding Section of this Agreement.

(k) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(l) Counterparts. The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement. The signatures of all the parties need not appear on the same counterpart.

(m) Undertaking. The Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or upon the option or the Option Shares pursuant to the provisions of this Agreement. The Company agrees to take whatever additional action and execute whatever additional documents are necessary or advisable to carry out or effect one or more of the obligations of the Company pursuant to the provisions of this Agreement.

(n) Plan. The Optionee acknowledges and understands that material definitions and provisions concerning the option, the Option Shares and the Optionee’s rights and obligations with respect thereto are set forth in the Plan. The Optionee has read carefully, and understands, the provisions of the Plan.

Section 8. Definitions.

“Board” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda or New York City are authorized to or required by applicable law to close.

“Cause” has the meaning ascribed to such term in the Optionee’s employment or severance agreement, or if such Optionee is not a party to an employment or severance agreement or “Cause” is not defined therein, “Cause” means:

(i) the conviction of such Optionee of a felony (other than a violation of a motor vehicle or moving violation law) or conviction of such Optionee of a misdemeanor if such misdemeanor involves moral turpitude; or

(ii) voluntary engagement by such Optionee in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of the Company or any of its Subsidiaries in the course of such Optionee’s employment; or

(iii) the willful refusal (following written notice) by such Optionee to carry out specific directions of (A) the Board or (B) the Board of Directors of any of the Company’s Subsidiaries with which such Optionee is employed or of which such Optionee is an officer, which directions are consistent with such Optionee’s duties to the Company or any of the Company’s Subsidiaries, as the case may be; or

(iv) the material violation by such Optionee of any material provision of such Optionee’s employment, severance or related agreement (other than for reasons related only to the business performance of the Company or business results achieved by such Optionee); or

(v) the commission by such Optionee of any act of gross negligence or intentional misconduct in the performance of such Optionee’s duties as an employee of the Company or any of its Subsidiaries.

For purposes of this definition, no act or failure to act on such Optionee’s part shall be considered to be Cause if done, or omitted to be done, by such Optionee in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or any of the Company’s Subsidiaries with which such Optionee is employed or of which such Optionee is an officer, as the case may be.

“Change of Control” has the meaning ascribed to such term in the Plan. For the avoidance of doubt, a Change of Control shall not include an IPO unless the definition of Change of Control is otherwise satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board of Directors of the Company.

“Disability” has the meaning ascribed to such term in the Optionee’s employment or severance agreement, or if such Optionee is not a party to an employment or severance agreement or “Disability” is not defined therein, “Disability” has the meaning specified in any disability insurance policy maintained by the Company.

“Disabled” has the meaning ascribed to such term in the Optionee’s employment or severance agreement, or if such Optionee is not a party to an employment or severance agreement or if “Disabled” is not defined therein, “Disabled” has the meaning specified in any disability insurance policy maintained by the Company.

“Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

“FMV” with respect to an Option Share, means the fair market value of an Option Share, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

“Good Reason”, with respect to any Optionee who is an employee of the Company, or any of its Subsidiaries, has the meaning ascribed to such term in such Optionee’s employment or severance agreement or, if such Optionee is not a party to an employment or severance agreement or “Good Reason” is not defined therein, “Good Reason” means:

(i) the assignment to the Optionee of duties materially inconsistent with such person’s position (including status, offices, titles and reporting requirements) or any other action by any of the companies which results in a diminution of such person’s position, authority, duties or responsibilities, or

(ii) any of the companies requiring the Optionee to be based at any office or location other than the office or location for which such person was hired;

provided, that any event described in clauses (i) or (ii) above shall constitute Good Reason only if the relevant company fails to cure such event within 30 days after such company’s receipt from the Optionee of written notice of the event which constitutes Good Reason; provided further, that Good Reason shall cease to exist for an event on the 90th day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the relevant company written notice thereof prior to such date.

“Nonstatutory Option” means a stock option not described in Sections 422(b) of the Code.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

“Purchase Price” means, with respect to Option Shares being purchased pursuant to an exercise of this option (or with respect to which this option is being terminated pursuant to Section 5(b)), the Exercise Price multiplied by the number of such Option Shares with respect to which this option is being exercised (or with respect to which this option is being terminated pursuant to Section 5(b)).

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means service as an Employee.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED[4]

By:
Name: [•••••] Title: [•••••]

[name of Optionee]

[4]	Adjust for name change.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED[5]

By:
Name: [•••••] Title: [•••••]

[name of Optionee]

[5]	Adjust for name change.

EXHIBIT A

SAMPLE NOTICE OF EXERCISE

Warner Chilcott Holdings Company, Limited6

100 Enterprise Drive

Rockaway, NJ 07866

Attn: Corporate Secretary

To the Corporate Secretary:

I hereby exercise my share option granted pursuant to the Share Option Award Agreement dated as of July 31, 2006 (the “Option Agreement”) under the Warner Chilcott Holdings Company, Limited7 2005 Equity Incentive Plan, as amended and restated as of [date] (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares by delivery of a check payable to Warner Chilcott Holdings Company, Limited8 (the “Company”) in the amount described below in full payment for such shares plus all amounts required to be withheld by the Company under U.S. federal, state or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this      day of                      (month)              (year).

Exercise Cost	Number of Shares	Exercise Price	$
Withholding			$
Total			$

Very truly yours,

Signature of Optionee Optionee’s Name and Mailing Address

[6]	Adjust for name change.

[7]	Adjust for name change.

[8]	Adjust for name change.

A-1

[name] [mailing address] Optionee’s Social Security Number

A-2